UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant To Section 13 or 15(d) of The
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29, 2009

                      CITY NATIONAL BANCSHARES CORPORATION
               (Exact name of registrant as specified in charter)


State of New Jersey                   0-11535                   22-2434751
(State or other jurisdiction       (Commission               (I.R.S. Employer
of incorporation)                  File Number)           Identification Number)

                   900 Broad Street, Newark, New Jersey 07102
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (973) 624-0865

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      (i) On June 29, 2009,  City National  Bank of New Jersey (the  "Bank"),  a
                                                                      ----
wholly-owned national bank subsidiary of City National Bancshares Corporation (the "Company") entered into a formal agreement (the "Formal Agreement") with
      -------                                           -----------------
The Comptroller of the Currency (the "OCC") for the Bank to take various actions
                                      ---
with respect to the operation of the Bank.

      The requirements of the Formal Agreement must be implemented within thirty
(30) to ninety (90) days as specified in the Formal Agreement. At this time, management of the Bank anticipates meeting all requirements of the Formal Agreement within the required time-frames. Indeed, the Bank believes that in the first two (2) quarters of 2009 it has already taken many of the steps required by the Formal Agreement, and has developed and implemented various programs contemplated by the Formal Agreement, subject to regulatory review and approval. The Formal Agreement does not change the Bank's status as "well-capitalized" for bank regulatory purposes.

      The Formal Agreement resulted from the OCC's examination of the Bank in the fourth quarter of 2008. Such examination, and the actions required by the Formal Agreement, correspond to the Bank's recent experience of an increase in criticized assets as the economy in the Bank's primary lending area has come under increasing downward pressure. The substantive actions called for by the Formal Agreement should strengthen the Bank and make it more efficient in the long-run. Although implementation of the Formal Agreement has increased the Bank's administrative costs in the short term, the amount of such increase is not expected to be material to the Company or materially impact its results of operations.

      The foregoing description of the Formal Agreement does not purport to be complete and is qualified in its entirety by reference to the Formal Agreement, a copy of which is included as Exhibit 10.1 to this report and is incorporated
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herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      (b) Douglas E. Anderson, a director of the Company and the Bank, resigned from his positions as director of the Company and the Bank effective June 27, 2009. Mr. Anderson served each of the Company and the Bank as a director since 1989. Neither of his board seats have been filled at this time.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.   Description of Exhibit
-----------   ----------------------

10.1 Agreement, dated June 29, 2009, by and between City National Bank of New Jersey and The Comptroller of the Currency


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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          CITY NATIONAL BANCSHARES CORPORATION

Date:    July 6, 2009     By:  /s/ Edward R. Wright
                             ---------------------------------------------------
                               Edward R. Wright
                               Senior Vice President and Chief Financial Officer


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


                                  Exhibit Index

Exhibit No.   Description of Exhibit
-----------   ----------------------

10.1 Agreement, dated June 29, 2009, by and between City National Bank of New Jersey and The Comptroller of the Currency







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